UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): October 18, 1996

                                 --------------


                             BEST PRODUCTS CO., INC.
             (Exact name of registrant as specified in its charter)

          Virginia                     0-24178                  54-0853592
(State or  other jurisdiction   (Commission File Number)    (I. R. S. Employer
       of incorporation)                                    Identification No.)


 1400 Best Plaza, Richmond, Virginia                              23227-1125
(Address of principal executive offices)                          (Zip Code)


                                 (804) 261-2000
              (Registrant's telephone number, including area code)




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Item 2.  Acquisition or Disposition of Assets.

         On October 10, 1996, the Company announced it had signed a letter agreement to sell substantially all of its retail store-related assets to a combination of Schottenstein Bernstein Capital Group, LLC and Alco Capital Group, Inc. The letter and a copy of the press release issued by the Company on October 10, 1996 reporting the signing of the agreement are attached as exhibits hereto.



Item 5.  Other Events

         On October 10, 1996, the Company obtained a final order by the Bankruptcy Court for the Eastern District of Virginia authorizing the Company's full use of the $250 million unsecured debtor-in-possession facility from CIT Group/Business Credit, Inc. A copy of the financing agreement is attached as an exhibit hereto.



Item 7.  Financial Statements and Exhibits.

         (a)      Financial Statements of Business Acquired.

                  Not Applicable.

         (b)      Pro Forma Financial Information.

                  Not Applicable.

         (c)      Exhibits.

                  10.1 Signed Letter, including the Initial Agreement Exhibit, dated October 10, 1996, Setting Forth the Principal Terms and Conditions upon which Best Products Co., Inc. will Sell and upon which Schottenstein Bernstein Capital Group, LLC and Alco Capital Group, Inc. will Purchase Substantially All of the Assets of Best Products Co., Inc.

                  10.2 Revolving Credit Agreement, including the final court order exhibit, dated as of October 1, 1996, among the Company, various lending institutions and The CIT Group/Business Credit, Inc., as agent.

                  99.      Press Release of the Company dated October 10, 1996.

                                    SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            BEST PRODUCTS CO., INC.



Date: October 18, 1996                      /s/ Daniel H. Levy
                                            ------------------
                                            Daniel H. Levy
                                            Chairman and Chief Executive Officer

                                  EXHIBIT INDEX

Exhibit
Number                                            Description

10.1 Signed Letter, including the Initial Agreement Exhibit, dated October 10, 1996, Setting Forth the Principal Terms and Conditions upon which Best Products Co., Inc. will Sell and upon which Schottenstein Bernstein Capital Group, LLC and Alco Capital Group, Inc. will Purchase Substantially All of the Assets of Best Products Co., Inc.

10.2     Revolving  Credit  Agreement,  dated as of October  1, 1996,  among the
         Company, various lending institutions and The CIT Group/Business Credit, Inc., as agent.

99.      Press Release of the Company dated October 10, 1996.